Exhibit 3.18

C-0455117 FILED 2:39 PM EFFECTIVE APR 02 1998 ELAINE F MARSHALL SECRETARY OF STATE NORTH CAROLINA

ARTICLES OF INCORPORATION

OF

CTC INTERNET SERVICES, INC.

The undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina.

1. NAME

The name of the Corporation is “CTC Internet Services, Inc.” (hereinafter called the “Corporation”).

2. REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Corporation shall be located at 68 Cabarrus Avenue East, Concord, North Carolina 28026 in Cabarrus County. The registered agent of the Corporation at such address shall be Nicholas L. Kottyan.

3. PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the North Carolina Business Corporation Act (the “North Carolina Business Corporation Act”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

4. CAPITAL STOCK

4.1. Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is one thousand (1,000). All of such shares shall be Common Stock, all of one class, having a par value of $0.01 per share (“Common Stock”).

4.2. Common Stock

4.2.1. Relative Rights

Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

4.2.2. Dividends

Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

4.2.3. Dissolution, Liquidation, Winding Up

In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

4.2.4. Voting Rights

Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

4.3. Preferred Stock

The Board of Directors is authorized, subject to limitations prescribed by the North Carolina Business Corporation Act and the provisions of this Article of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the North Carolina Business Corporation Act, for the issuance of the shares of preferred stock in series, to establish from time to time the number of shares to be included in each series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.

5. BOARD OF DIRECTORS

5.1. Initial Directors; Number; Election

The following persons, having the following mailing addresses, shall serve as the directors of the Corporation until the first annual meeting of the stockholders of the Corporation or until their successors are elected and qualified.

NAME	ADDRESS

John R. Boger, Jr.	68 Cabarrus Avenue East P. O. Box 227 Concord, North Carolina 28026

O. Charlie Chewning, Jr.	68 Cabarrus Avenue East P. O. Box 227 Concord, North Carolina 28026

Lester D. Coltrane, III	68 Cabarrus Avenue East P. O. Box 227 Concord, North Carolina 28026

Michael R. Coltrane	68 Cabarrus Avenue East P. O. Box 227 Concord, North Carolina 28026

Samuel E. Leftwich	68 Cabarrus Avenue East P. O. Box 227 Concord, North Carolina 28026

Jerry H. McClellan	68 Cabarrus Avenue East P. O. Box 227 Concord, North Carolina 28026

Ben F. Mynatt	68 Cabarrus Avenue East P. O. Box 227 Concord, North Carolina 28026

Phil W. Widenhouse	68 Cabarrus Avenue East P. O. Box 227 Concord, North Carolina 28026

The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

5.2. Management of Business and Affairs of the Corporation

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

5.3. Limitation of Liability

No director of the Corporation shall be personally liable to the Corporation or otherwise for monetary damages for beach of any duty as a director, provided that this provision shall not eliminate or limit the liability of a director with respect to: (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation; (ii) any liability under N.C. Gen. Stat. § 55-8-33; or (iii) any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 5.3. shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

6. INCORPORATOR

The name and address of the Incorporator is Nicholas L. Kottyan, 68 Cabarrus Avenue East, P. O. Box 227, Concord, North Carolina 28026.

7. AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the North Carolina Business Corporation Act, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

8. RESERVATION OF RIGHT TO AMEND ARTICLES OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, and other provisions authorized by the laws of the State of North Carolina at the time in force may be added or inserted, in the manner nor or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 8.

9. MISCELLANEOUS

The provisions of Article 9 and Article 9A of the North Carolina Business Corporation Act, entitled “The North Carolina Shareholder Protection Act” and “The North Carolina Control Share Acquisition Act,” respectively, shall not be applicable to the corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of April, 1998.

/s/ Nichols L. Kottyan
Nicholas L. Kottyan
Incorporator

SOSID: 0455117 Date Filed: 8/31/2007 4:23:00 PM Elaine F. Marshall North Carolina Secretary of State C200724300407

State of North Carolina

Department of the Secretary of State

ARTICLES OF AMENDMENT

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.	The name of the corporation is currently “CTC Internet Services, Inc.”

2.	The text of the amendment adopted is as follows:

That the name of the Corporation be changed to “Windstream CTC Internet Services, Inc.”

3.	The date of adoption of the amendment was August 31, 2007.

4.	The amendment was duly adopted by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

This the 31st day of August, 2007.

WINCSTREAM CTC INTERNET SERVICES, INC.

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President and
General Counsel

SOSID: 0455117 Date Filed: 9/14/2007 11:15:00 AM Elaine F. Marshall North Carolina Secretary of State C200725700008

STATE OF NORTH CAROLINA

DEPARTMENT OF THE SECRETARY OF STATE

STATEMENT OF CHANGE OF REGISTERED AGENT

OFFICE AND/OR REGISTERED AGENT

Pursant to § 55D-31 of the General Statutes of North Carolina, the undersigned entity submits the following for the purpose of changing its registered agent in the State of North Carolina.

INFORMATION CURRENTLY ON FILE

The name of the entity is: Windstream CTC Internet Services, Inc.

Entity Type:     X Corporation, ☐Foreign Corporation, ☐Nonprofit Corporation, ☐Foreign Nonprofit Corporation, ☐Limited Liability Company, ☐Foreign Limited Liability Company, ☐Limited Partnership, ☐Foreign Limited Partnership, ☐Limited Liability Partnership, ☐Foreign Limited Liability Partnership

The street address and county of the entity’s registered office currently on file is:

Number and Street: 1000 Progress Place, NE

City, State, Zip Code: Concord, NC 28025                                 County: Cabarrus

The mailing address if different from the street address of the registered office currently on file is:

P.O. Box 227, Concord, NC 28026

The name of the current registered agent is: Jamee E. Haugman

NEW INFORMATION

1. The street address and county of the new registered office currently on file is:

(complete this item only if the address of the registered office is being changed)

Number and Street: 225 Hillsborough Street

City, State, Zip Code: Raleigh, North Carolina, 27603                             County: Wake

2. The mailing address if different from the street address of the new registered office is:

     (complete this item only if the address of the registered office is being changed)

3. The name of the new registered agent and the new agent’s consent to appointment appears below:

     (complete this item only if the address of the registered office is being changed)

C T Corporation System	By: [Ron Strickland, Spec Asst Sec]
Type or Print Name of New Agent	Signature and Title

4. The address of the entity’s registered office and the address of the business office of its registered agent, as changed, will be identical.

5. This statement will be effective upon filing, unless a date and/or time is specified:

This is the 6th day of September, 2007	Windstream CTC Internet Services, Inc.
Entity Name

/s/ John Fletcher
Signature

John Fletcher, Executive Vice President and
General Counsel
Type or Print Name and Title

Notice: Filing fee is $5.00. This document must be filed with the Secretary of State.

*	Instead of signing here, the new registered agent may sign a separate written comment to the appointment, which must be attached to this statement.

CORPORATIONS DIVISION	P.O. BOX 29622	RALEIGH, NC 27626-0622
Revised January 2002		Form 8E-06